United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
May 1, 2006

Seawright Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-56848	54-1965220
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Cameron Street Alexandria, Virginia	22134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 340-1269

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2006, the Registrant and National Financial Communications Corp. (the “Consultant”) executed a consulting agreement dated as of May 1, 2006 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, the Consultant will provide to the Registrant public relations, communications, advisory and consulting services. The consulting services to be provided include, but are not limited to, the development, implementation and maintenance of an ongoing program to increase the investment community’s awareness of Registrant’s activities and to stimulate the investment community’s interest in the Registrant.

The Registrant will compensate the Consultant for its services as follows. Upon execution of the Consulting Agreement, the Registrant made a one-time grant to the Consultant of options to purchase 75,000 shares of the Registrant’s common stock at an exercise price of $0.85 per share. These options are immediately exercisable and expire three years subsequent to the termination of the Consulting Agreement. The Registrant will also pay the Consultant the sum of $2,500 per month payable in cash or free-trading shares. Additionally, the Registrant will pay the Consultant a transaction fee, equal to 10% of the dollar value of any Transaction (described below) between the Registrant and any other company, entity, person, group or persons or other party which is introduced to, or put in contact with, the Registrant, by Consultant. A “Transaction” is defined as a merger, sale of stock, sale of assets, consolidation or other similar transaction or series or combination of transactions whereby the Registrant or the other party transfer to the other, or both transfer to a third entity or person, stock, assets, or any interest in its business in exchange for stock, assets, securities, cash or other valuable property or rights, or wherein they make a contribution of capital or services to a joint venture, commonly owned enterprise or business opportunity with the other for purposes of future business operations and opportunities.

The Consulting Agreement will terminate on April 30, 2007 provided the Registrant gives notice of its intent to terminate. If the Registrant does not provide notice of its intent to terminate during the term of the Consulting Agreement, the term of the agreement will be automatically extended for an additional three months. Either party to the Consulting Agreement has the right to terminate the agreement upon 15 days prior written notice after the first 120 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWRIGHT HOLDINGS, INC.

Date: June 2, 2006	By:	/s/ Joel Sens
Name: Joel Sens
Title: Chief Executive Officer

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